AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 1st day of February, 1997, between MORTON'S RESTAURANT GROUP, INC., a Delaware corporation, with offices at 3333 New Hyde Park Road, Suite 210, New Hyde Park, New York 11042 ("MRG") and William Hyde ("Hyde"), an individual residing at 5 Great Meadow Road, Laddington, New York 11560.

WHEREAS, Hyde and MRG entered into an employment agreement dated as of the 31st day of January 1994, and whereas Hyde and MRG desire to amend and restate same.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

     1. Employment. MRG employs Hyde and Hyde accepts employment upon the terms and conditions of this Agreement.

     2. Term. The term of this Agreement shall begin on the 1st day of February, 1997 ("Commencement Date"), and shall terminate on the 31st day of January, 2000, said period hereafter referred to as the "Term". Each twelve (12) month period during the Term, starting with the Commencement Date, is hereafter referred to as an "Employment Year".

     3. Compensation; Benefits; Expenses; and Bonus

          A. Base Salary. As compensation for the services to be rendered hereunder for the entire Term, MRG shall pay to Hyde a base salary (the "Base Salary") of $275,000. per Employment Year, payable in equal installments at such times as shall be agreed upon by MRG and Hyde, but no less frequently than monthly.

          B. Participation in Employee Benefits. Hyde shall be eligible to participate in benefit programs, if any, of MRG which are in effect for its executive personnel from time to time, including profit sharing, pension, incentive or other supplemental or special compensation plans or arrangements, and stock purchase programs, in each case in accordance with the terms of such program.

          C. Travel and Entertainment Costs. MRG recognizes that Hyde, in rendering the services hereunder, will be required to spend sums of money for the entertainment of various persons and representatives of companies and organizations with whom MRG is having, or would like to have business relations. MRG will advance and/or reimburse reasonable travelling or other out-of-pocket expenses incurred or to be incurred by Hyde in rendering the


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services hereunder in behalf of MRG, and MRG will advance such funds to Hyde, or reimburse Hyde upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient in form and substance to satisfy Internal Revenue Service ("IRS") requirements for any travelling or other expenses.

          D. Auto Expense. MRG recognizes Hyde's need for an automobile for business purposes. It, therefore, shall provide Hyde with an automobile allowance of $750.00 per month for the purpose of either purchasing or leasing a motor vehicle. Hyde shall be responsible for all other costs associated with any motor vehicle including, but not limited to, repairs, insurance, gasoline, etc., unless such costs are incurred in connection with extraordinary company business and otherwise meet the requirements of subparagraph 2 C. above.

          E. Bonus Incentive. In addition to the Base Salary, Hyde shall be eligible to receive an annualized bonus incentive payment ("Bonus"). The amount of the Bonus shall be in the sole and complete discretion of the Board of Directors ("Board") of MRG, except in no event shall the amount of the Bonus for any full Employment Year be less than the sum of $125,000. ("Minimum Bonus"). The Bonus shall be payable to Hyde within thirty (30) days of receipt by MRG of the statement of profits and losses for MRG's fiscal year most closely corresponding to each Employment Year, on a fully consolidated basis, from its independent certified public accountant then regularly auditing the books and records of MRG.

          F. Medical Insurance. MRG shall, for so long as Hyde is employed by it, pay for the benefit of Hyde the premium on the medical policies presently being provided to executive employees of MRG, or policies substantially similar to same.

          G. Disability Insurance. Throughout the Term, MRG shall provide disability coverage for Hyde in such amounts to effectively cover no less than sixty-five (65%) percent of Hyde's Base Salary plus Minimum Bonus, with insurance policies the same as or substantially equivalent to those in force for senior executives of MRG.

          H. Life Insurance. (a) MRG presently pay for and maintains a policy of insurance on the life of Hyde, payable to his designated beneficiaries in the face amount of $1,000,000.00 and shall continue to do so throughout the Term. In addition if obtainable at standard rates, MRG shall pay for and maintain an additional policy or policies of insurance on the life of Hyde, payable to his estate or his designated beneficiaries in a face amount or amounts which aggregate an additional $1,000,000. at all times during the Term (either term or whole life insurance at the sole discretion of MRG). Upon the termination of Hyde's employment, Hyde shall have the option, within thirty (30) days


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thereafter, to acquire MRG's interest in the policy or policies that may be procured by MRG pursuant hereto, upon payment to MRG of such policy's or policies then cash surrender value, if any. If Hyde exercises such option, MRG will take whatever steps are necessary to assign all the rights in the entire policy or policies to Hyde and to deliver physical possession of the policy or policies to Hyde. If Hyde shall fail to exercise such option, MRG may cancel the policy or polices and recover their cash surrender value, if any and neither Hyde nor any person claiming through Hyde shall have any rights whatsoever in any part of the policy or policies or their values.

               (b) MRG in its discretion, any time after the execution of this Agreement, may apply for and procure as owner and for its own benefit, insurance on the life of Hyde, in such amounts and in such form or forms as MRG may choose. Hyde shall have no interest whatsoever in such policy or policies, but he shall, at the request of MRG, submit to such medical examination, supply such information, and execute such documents as may be required by the insurance company or companies to whom MRG has applied for such insurance.

          I. Physical Exam. During each Employment Year, MRG shall pay the reasonable costs of a physical examination of Hyde by a physician of his choice, in excess of the amount therefor reimbursed to, or paid on behalf of, Hyde pursuant to the medical insurance referred to in Paragraph 3.F above.

     4. Employment and Duties.

          A. MRG hereby employs Hyde as the Chief Operating Officer and President of MRG.

          B. Hyde shall devote his full time and attention to MRG's business and have authority and be responsible for the general administration of the business and affairs of MRG and shall enforce the policies of the Board. Hyde shall have such powers and duties as may be from time to time prescribed by the Board, provided that the nature of Hyde's powers and duties so prescribed shall not be inconsistent with Hyde's position hereunder. Hyde, if elected, shall serve as a member of the Board, without additional compensation, provided that MRG maintains adequate Directors and Officers insurance. Nothing contained in this Agreement shall be construed to require MRG to cause Hyde's appointment or election to the Board.

          C. Hyde may serve on the boards of directors of other publicly held companies provided such service (a) does not interfere with his duties hereunder, and (b) is approved by the Board and CEO.


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          D. In the discharge of his duties, Hyde shall report directly to and be subject to the supervision of the Chief Executive Officer of MRG (the "CEO").

     5. Other Businesses; Vacations.

          A. Hyde shall be entitled to hold equity interests in other businesses provided that (a) such holdings do not require performance of any services, and
(b) such other businesses are not competitive with the business conducted by MRG or any subsidiary or affiliate; provided, however, that this shall not apply to stockholdings in publicly traded corporations which do not exceed five (5%) percent of the outstanding capital stock thereof.

          B. Hyde shall be entitled to take periodic vacations consistent with industry practices and with his duties hereunder.

     6. Death or Disability.

          A. Death. In the event of Hyde's death, his Base Salary for the month in which his death occurs plus an equitable pro ration of the Minimum Bonus for the Employment Year in which his death occurs, shall be paid to his estate and the obligations of MRG under this Agreement shall terminate with such payment.

          B. Temporary Disability. In the event that Hyde shall be temporarily disabled, MRG shall continue to pay his full Base Salary (less any sums received under any MRG paid disability insurance contracts) for the period of temporary disability. Notwithstanding the foregoing:

               (a) MRG's obligations to make Base Salary payments shall not exceed six (6) consecutive months;

               (b) If the disability has a duration exceeding six (6) consecutive months, or if Hyde experiences aggregate periods of temporary disability during any eighteen (18) month period exceeding nine (9) months, MRG shall either, (i) continue such Base Salary payments for such additional period of such disability as MRG shall determine until Hyde shall resume the performance of his duties; or (ii) upon twenty (20) days written notice to Hyde, terminate such Base Salary payments at any time and terminate Hyde's employment, in which event MRG shall pay to Hyde an equitable pro rata portion of the Minimum Bonus for the Employment Year in which such termination occurs and the obligations of MRG shall terminate with such payment.

          C. Permanent Disability.

               If Hyde suffers a permanent disability, either MRG or Hyde (or his personal representative) may upon ten (10) days written notice to the other, terminate this Agreement, whereupon


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MRG shall pay to Hyde his Base Salary for the month in which such termination occurs, plus pay to Hyde an equitable pro rata portion of the Minimum Bonus for the Employment Year in which such termination occurs and the obligations of MRG shall terminate with such payment.

          D. Definitions. For purposes hereof:

               (a) "Temporary Disability" shall mean the inability of Hyde, for medical reasons certified by a Qualified Physician, to perform his usual and customary duties under this Agreement, under circumstances indicating, in the opinion of such physician, that the disability is not permanent.

               (b) "Permanent Disability" means the inability of Hyde, for medical reasons certified by a Qualified Physician, to substantially perform his usual and customary duties under this Agreement under medical circumstances which in the opinion of such physician render such disability permanent.

               (c) A "Qualified Physician" is one selected by Hyde and reasonably satisfactory to MRG. If the parties are unable to agree, a Qualified Physician shall be one mutually selected by two physicians, one of whom shall have been designated by each party.

     7. Early Termination.

          A. Hyde's employment under this Agreement and Hyde's right to further payments of compensation of any nature or continued benefit hereunder may be terminated in advance of the expiration of the Term, at the option of MRG, upon thirty (30) days' written notice to Hyde for Cause. "Cause" means: (i) conviction of Hyde in a court of law of theft, embezzlement, fraud or any other felony which involves dishonesty or moral turpitude; (ii) failure by Hyde to perform or observe in any material respect any of his obligations under the Agreement, other than by reason of a Temporary Disability or Permanent Disability, which failure continues for thirty days after the Board has given written notice thereof to Hyde; or (iii) Hyde's habitual neglect of Hyde's duties (other than on account of Hyde's disability).

          B. In the event MRG terminates this Agreement other than pursuant to subparagraphs 6.B, 6.C, or 7.A above, MRG shall remain liable to Hyde only for the full amount of the aggregate future payments which otherwise would have been paid to Hyde hereunder for the balance of the Term from and after the date of such termination. Nothing herein shall be construed to require MRG to accelerate any payment that may be due Hyde.

          C. Any payments due Hyde pursuant to subparagraph 7.B above shall be reduced by any unemployment benefits, and all compensation Hyde may earn in other employment to a maximum of


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seventy-five percent (75%) of Hyde's Base Salary and Bonus provided, however, that Hyde shall not be required to accept other employment except that of similar kind and nature to the employment hereunder.

     8. Competition; Non-Disclosure.

          A. During the Term, except as permitted in Subparagraphs 4.C and 5.A above, Hyde shall not, without the prior written consent of MRG, directly or indirectly have any interest in, as owner, sole proprietor, stockholder, partner, director, officer, employee, consultant, broker or otherwise (each, an "Affiliation"), or perform any services for any business which brokers, finds, owns and/or operates, or seeks to broker, find, own and/or operate restaurant businesses.

          B. Upon the termination of the Term or at such other time as MRG may request, Hyde agrees to return to MRG all originals and copies, whether generated by Hyde or anyone else, of all documents, files, lists, forms, contracts, notebooks, rolodexes, keys, credit cards, and any other material which, during the Term, came into Hyde's possession and relate to MRG, or any of its subsidiaries or affiliates, their respective businesses or their potential acquisitions and investments.

          C. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Paragraph 8 upon the courts of any state within the geographic scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect MRG's right to the relief provided in this Agreement in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     9. Remedies. Legal Fees and Right of Offset.

          A. The parties recognize that irreparable damage will result in the event that the provisions of Paragraph 8 hereof shall not be specifically enforced. If any dispute arises concerning action in violation of any such provision, the parties hereto agree that an injunction be issued restraining such action pending determination of such controversy and that no bond or other security shall be required in connection therewith. If any dispute arises concerning the right or obligation of any party hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive of and


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shall be in addition to any other remedies which the parties may have, including injunctive relief and actions for damages.

          B. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Paragraph 8 hereof, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction or restraining order in favor of MRG, all expenses (including reasonable attorneys, fees) of MRG in such action, suit or other proceeding shall be paid promptly by Hyde.

          C. MRG shall have the right to set off and apply against any amount due and payable to Hyde hereunder any other amount then due and owing by Hyde to MRG or any of its subsidiaries or affiliates, whether arising under this Agreement or otherwise.

     10. Survival Of Obligations. Notwithstanding the expiration of the term of this Agreement or any termination of this Agreement, any duty or obligation which has been incurred and which has not been fully observed, performed and/or discharged, and any right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, and/or satisfied, shall survive such expiration or termination until such duty or obligation has been fully observed, performed and/or discharged and such right has been enforced, enjoyed and/or satisfied.

     11. Notices. All notices hereunder shall be in writing and shall be mailed, delivered by hand or telecopied. All such notices shall be deemed to have been given or delivered five (5) days after the date mailed in any general or branch United States Post Office enclosed in a registered postpaid envelope addressed to the address of the respective parties stated below, on the date of the by hand delivery if delivered, or on the date of receipt, if telecopied. The notices shall be addressed as follows:

          If to Hyde:

                      William Hyde
                      5 Great Meadow Road
                      Laddington, New York 11560

          with a copy to:

                      Crawford & Lewis
                      450 Laurel, Suite 1600
                      Baton Rouge, LA 70801

          and


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                      P. O. Box 3656
                      Baton Rouge, Louisiana 70821-3656
                      Attention: James R. Lewis, Esq.

          If to MRG:

                      MORTON'S RESTAURANT GROUP, INC.
                      3333 New Hyde Park Road, Suite 210
                      New Hyde Park, New York 11042
                         Attention: Allen J. Bernstein

          with a copy to:

                      Salamon, Gruber, Newman & Blaymore P.C.
                      97 Powerhouse Road
                      Roslyn Heights, New York 11577
                      Attention: David Gruber, Esq.

or to such other address as a party hereto may notify the other pursuant to this
Section 11.

     12. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     13. Severability. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

     14. Modification. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

     15. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Hyde herein may not be sold, transferred, assigned, pledged or hypothecated. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, MRG shall have no further liability for payments hereunder.

     16. Benefit. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon MRG, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of MRG's assets and business or with or into which MRG may be consolidated or merged, and Hyde, his heirs, executors, administrators and legal representatives, provided that the obligations of Hyde hereunder may not be delegated.


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     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     18. Indemnity. MRG shall indemnify Hyde and hold him harmless for any acts or decisions made by him in good faith while performing services for MRG as an officer of MRG and shall include him under any insurance policy now in force or hereinafter obtained during the term of this Agreement, covering the other officers and directors of MRG against lawsuits; provided, however, MRG shall be under no obligation to obtain any such coverage. To the extent permitted under the Delaware General Corporation Law, MRG will pay reasonable all expenses, including attorneys, fee, actually and necessarily incurred by Hyde in connection with the defense of such act, suit or proceeding and in connection with any appeal thereon including the cost of court settlements.

     19. Withholding of Taxes. MRG may withhold from any amounts or benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     20. Contract Headings. All headings of the Paragraphs of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

     21. Severability. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     22. Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

     23. Counterparts. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature


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of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     24. Additional Documents. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

     25. Authorization. MRG is authorized to enter into this Agreement by virtue of a resolution adopted at a special meeting of Directors held on
____________________.

     26. Attorney's Fees and Expenses. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained herein the prevailing party shall be entitled to recover its reasonable attorneys, fees from the non-prevailing party.

     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                                             /s/ William Hyde
                                        -------------------------------
                                                 William Hyde

Attest:                                 MORTON'S RESTAURANT GROUP, INC.


/s/ Agnes Longarzo                      By:  /s/ Allen J. Bernstein
-------------------------                  ----------------------------
Agnes Longarzo, Secretary                    Allen J. Bernstein
                                             President


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